CONFIDENTIAL

                                                                  EXECUTION COPY


                              AGREEMENT OF MERGER dated as of March 31, 1992,
                        between ROLLER BEARING ACQUISITION COMPANY, INC., a Delaware corporation (the "Acquisition Corporation"), and ROLLER BEARING COMPANY OF AMERICA, INC., a Delaware corporation (the "Company").


      The respective Boards of Directors of each of the Acquisition Corporation and the Company have, by resolutions duly adopted, approved and adopted this Agreement, the Agreement and Plan of Reorganization dated the date hereof (the "Reorganization Agreement"), among the Company, Roller Bearing Holding Company, Inc., a Delaware corporation (the "Buyer"), the Acquisition Corporation, which is a wholly-owned subsidiary of the Buyer, and the Stockholders (as defined in the Reorganization Agreement), and the proposed merger of the Acquisition Corporation with and into the Company in accordance with this Agreement, the Reorganization Agreement and the Delaware General Corporation Law (the "Delaware Statute"), whereby, among other things, the holders of issued and outstanding shares of the Class A Common Stock, $.0l par value (the "Class A Common Stock"), the Class B Common Stock, $.01 par value (the "Class B Common Stock"; and the Class A Common Stock and the Class B Common Stock being collectively referred to herein as the "Company Common Stock") and the Series A Preferred Stock, $.01 par value (the "Company Preferred Stock"), of the Company will receive cash and shares of the Buyer's Preferred Stock (as defined herein) therefor in the manner set forth in this Agreement and the Reorganization Agreement, upon the terms and subject to the conditions set forth in this Agreement and the Reorganization Agreement. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Reorganization Agreement.

      NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the Reorganization Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                     GENERAL

      1.1. The Merger. In accordance with the provisions of this Agreement, the Reorganization Agreement and the Delaware Statute, the Acquisition Corporation shall be merged with and into the Company (the "Merger"), which, at and after the Effective Time (as hereinafter defined), shall be and is sometimes referred to herein as the "Surviving Corporation". The Acquisi-tion Corporation and the Company are sometimes collectively referred to herein as the "Constituent Corporations".

      1.2. The Effective Time of the Merger. The Merger shall become effective upon the filing of the Certificate of Merger (as defined in Article IV hereof) with the Secretary of State of the State of Delaware, in accordance with Article IV hereof. The date and time when the Merger shall become effective as aforesaid is herein referred to as the "Effective Time".

      1.3. Effect of Merger. (a) At the Effective Time, the separate existence of the Acquisition Corporation shall cease and the Acquisition Corporation shall be merged with and into the Surviving Corporation, possessing all of the rights, privileges, powers and franchises, as well of a public as of a private nature, and being subject to all of the restrictions, disabilities and duties of each of the Constituent Corporations.

            (b) At the Effective Time, all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Delaware Statute; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

      1.4. Charter and By-Laws of Surviving Corporation. Immediately following the Effective Time, (a) the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation until altered, amended or repealed as provided in the Delaware Statute, (b) the by-laws of the Company shall become the by-laws of the Surviving Corporation until altered, amended or repealed as provided in the Delaware Statute, the Certificate of Incorporation or such by-laws, (c) the directors of the Acquisition Corporation shall become the directors of the Surviving Corporation and (d) the officers of the Acquisition Corporation shall become the officers of the Surviving Corporation.


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

      1.5. Taking of Necessary Action; Further Assurances. Prior to the Effective Time, and subject to the terms and conditions provided in the Reorganization Agreement, the parties hereto shall take, or cause to be taken (as the case may be), all such action as may be necessary or appropriate in order to effectuate the Merger as provided in this Agreement as expeditiously as reasonably practicable.

                                   ARTICLE II

             EFFECT OF MERGER ON CAPITAL STOCK AND OTHER SECURITIES
                        OF CONSTITUENT CORPORATIONS; ETC.

      2.1. Effect of Merger on Securities. (a) The following terms shall have the following respective meanings:

                  (i) "AC Common Stock" shall mean the Common Stock, $.01 par value, of the Acquisition Corporation.

                  (ii) "Buyer's Common Stock" shall mean the Common Stock, $.01 par value, of the Buyer.

                  (iii) "Buyer's Preferred Stock" shall mean the Series A Preferred Stock, $100 par value, of the Buyer.

                  (iv) "Cash Consideration" means the amount indicated as such on Annex I hereto.

                  (v) "Per Common Share Preferred Stock Consideration" means the number of shares of the Buyer's Preferred Stock indicated as the Per Common Share Preferred Stock Consideration on Annex I hereto.

                  (vi) "Per Common Share Cash Consideration" means the amount indicated as such on Annex I hereto.

                  (vii) "Per Preferred Share Cash Consideration" means the amount indicated as such on Annex I hereto.

            (b) The manner and basis of converting or exchanging the shares of capital stock of each of the Constituent Corporations into or for cash or securities of the Surviving Corporation or the Buyer shall be as follows:

                  (i) each share of AC Common Stock outstanding at the Effective Time shall be converted into one share of Class A Common Stock of the Surviving Corporation;

                  (ii) each share of Company Common Stock or Company Preferred Stock outstanding at the Effective Time and owned directly or indirectly by the Company or the Subsidiary or owned by the Buyer or the Acquisition


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

      Corporation or any other subsidiary of the Buyer shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and no consideration shall be delivered in exchange therefor;

                  (iii) each share of Company Common Stock listed on Annex I hereto shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and be converted into the right to receive the Per Common Share Cash Consideration and the Per Common Share Preferred Stock Consideration;

                  (iv) each share of Company Preferred Stock outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and be converted into the right to receive the Per Preferred Share Cash Consideration; and

                  (v) each authorized but unissued share of capital stock of the Company at the Effective Time shall be cancelled.

      2.2. Exchange of Certificates; Delivery of Funds. At the Effective Time, the Surviving Corporation shall deliver:

            (a) with respect to the Company Common Stock then held by each Stockholder, (i) a wire transfer of immediately available funds in an amount equal to the Net Cash Amount set forth opposite such Stockholder's name on Annex I and (ii) duly executed certificates representing that number of shares of the Buyer's Preferred Stock set forth opposite such Stockholder's name on Annex I hereto, against receipt by the Surviving Corporation of certificates representing all shares of Company Common Stock held by such Stockholder immediately prior to the Effective Time; and

            (b) with respect to the Company Preferred Stock then held by each Stockholder, a wire transfer of immediately available funds in an amount equal to the Preferred Share Cash Consideration set forth opposite such Stockholder's name on Annex I, against receipt by the Surviving Corporation of certificates representing all shares of Company Preferred Stock held by such Stockholder immediately prior to the Effective Time.

      OPI shall receive and distribute the dollar amounts and shares of the Buyer's Preferred Stock set forth in this Section 2.2 on behalf of the Stockholders (and shall be held harmless by the Stockholders in connection therewith).

      2.3. Deposit into Escrow. (a) As soon as practicable following the Closing, the Stockholders (or OPI on behalf of the Stockholders) shall deposit
(i) into the Escrow Account (as defined in the Escrow Agreement) an aggregate of $100,000, to be held and distributed in accordance with the terms of the Escrow Agreement, and (ii) into the Escrow Deposit Box (as defined in the Escrow Agreement) certificates representing in the aggregate 20,000 shares of the Buyer's Preferred Stock (issued to the Stockholders in the Merger and, with respect to certain Stockholders, pursuant to the Exchange Agreements or otherwise), to be held and distributed in accordance with the terms of Section
8.2 of the Reorganization Agreement and the terms of the Escrow Agreement.

            (b) As soon as practicable following the Closing, the Buyer shall deposit $100,000 into the Escrow Account, to be held and disbursed in accordance with the terms of the Escrow Agreement.

      2.4. Exercise of Warrants and Exchange of Options. (a) Immediately prior to the Effective Time, each of Bitrix Associates C.V. and Overland Trust Bank shall exercise all warrants to purchase Company Common Stock then held by them.

            (b) Immediately prior to the Effective Time, options to purchase 41.237, 15 and 5 shares of Company Common Stock from the Company, Bitrix and Columbus, respectively, held by Michael Hartnett shall be cancelled in exchange for shares of the Buyer's Common Stock and/or the Buyer's Preferred Stock.

      2.5. After the Effective Time. At and after the Effective Time, the stock transfer books of the Surviving Corporation shall be closed with respect to the Company Common Stock and the Company Preferred Stock and there shall be no further registration of transfers of Company Common Stock or Company Preferred Stock thereafter on the records of the Surviving Corporation. If, after the Effective Time, certificates formerly representing shares of Company Common Stock or Company Preferred Stock are presented to the Surviving Corporation, they shall be cancelled and exchanged for the consideration set forth in Sections 2.1(b)(iii) and 2.1(b)(iv), respectively, hereof, as provided in, and subject to, this Article II.

                                   ARTICLE III

                                   TERMINATION

      This Agreement may be terminated, and the Merger abandoned, by resolutions of the Boards of Directors of the Constituent Corporations prior to the Merger becoming effective, notwithstanding prior approval thereof by their respective stockholders. In the event of the termination and abandonment of this Agreement and the Merger, this Agreement shall become void and of no further effect without any liability on the part of either Constituent Corporation or the stockholders or the directors or officers in respect thereof.

                                   ARTICLE IV

                             APPROVAL OF AGREEMENT;
                         FILING OF CERTIFICATE OF MERGER

      The respective Board of Directors of each of the Constituent Corporations have, by resolutions duly adopted, unanimously approved and adopted the Merger, this Agreement and the Reorganization Agreement. The respective stockholders of each of the Constituent Corporations have, by resolutions duly adopted, approved and adopted the Merger, this Agreement and the Reorganization Agreement in accordance with Section 251 of the Delaware Statute. Upon satisfaction of all conditions of the Merger contained in Article V of the Reorganization Agreement (or appropriate waiver thereof by the party or parties entitled to satisfaction of such conditions or any of them) and execution and delivery of this Agreement, the parties hereto shall cause a certificate of merger (the "Certificate of Merger") substantially in the form attached as Exhibit hereto, to be executed and filed with the Secretary of State of the State of Delaware in accordance with Section 103 of the Delaware Statute and the Merger shall thereupon become effective.

                                    ARTICLE V

                                  MISCELLANEOUS

      5.1. Entire Agreement; Amendments. This Agreement, the Certificate of Merger and the Reorganization Agreement and the other writings and agreements referred to herein and therein or delivered pursuant thereto contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement, the Certificate of Merger and the Reorganization Agreement and such other writings and agreements referred to herein and therein supersede all prior agreements and understandings between the parties with respect to the subject matter hereof. To the extent permitted by applicable law, this


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

Agreement and the Certificate of Merger may be amended by action taken by or on behalf of the Boards of Directors of the Constituent Corporations at any time before or after adoption of this Agreement by the stockholders of the Constituent Corporations. This Agreement may be amended only by a written instrument duly executed by the parties, and any condition to a party's obligations hereunder may only be waived in writing by such party.

      5.2. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      5.3. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by facsimile transmission, air courier or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            If to the Acquisition Corporation, to:

                  Roller Bearing Acquisition Company, Inc.
                  1800 Century Park East, Suite 1000
                  Los Angeles, California 90067
                  Attention:  Richard R. Crowell
                  Telecopy:  (310) 277-5810

            with a copy to:

                  Gibson, Dunn & Crutcher
                  333 South Grand Avenue
                  Los Angeles, California 90071
                  Telecopy:  (213) 229-7520
                  Attention:  Terrance L. Carlson, Esq.; and

            If to the Company, to:

                  Roller Bearing Company of America, Inc.
                  140 Terry Drive
                  P.O. Box 1237
                  Newtown, Pennsylvania 18490
                  Telecopy:  (215) 579-4318
                  Attention:  President

            with a copy to:

                  O'Sullivan Graev & Karabell
                  30 Rockefeller Plaza
                  New York, New York 10112
                  Telecopy:  (212) 408-2420
                  Attention:  Kenneth S. Siegel, Esq.;


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

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery or facsimile transmission, on the date of such delivery, (b) in the case of air courier, on the next business day after the date when sent and (c) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

      5.4. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      5.5. Governing Law. This Agreement shall be governed by and construed in accordance with (a) the laws of the State of New York applicable to agreements made and to be wholly performed within such State and (b) with respect to corporate law governing the Merger, solely by the General Corporation Law of the State of Delaware.

      5.6. Gender. Any reference to the masculine gender shall be deemed to include the feminine and neuter genders unless the context otherwise requires.

      5.7. Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assigned by any party hereto without the consent of the other party hereto.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the day and year first above written.


                                        ROLLER BEARING COMPANY
                                          OF AMERICA, INC.


                                        By:  /s/Gary W. Holmes
                                             ----------------------------------
                                             Gary W. Holmes
                                             President and CEO
ATTEST:


/s/Emanuele Costa
----------------------------------
Emanuele Costa
Secretary


                                        ROLLER BEARING ACQUISITION
                                          COMPANY, INC.


                                        By:  /s/Michael J. Hartnett
                                             ----------------------------------
                                             Name:   Michael J. Hartnett
                                             Title:  President

ATTEST:


/s/Kurt B. Larson
----------------------------------
Name:  Kurt B. Larson
Secretary